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                            OLD SECOND BANCORP, INC.

Traded: NASDAQ NMS
Symbol: OSBC


                              FOR IMMEDIATE RELEASE
                                DECEMBER 28, 2001

For additional information contact:
     Doug Cheatham, Sr. Vice President and CFO
     (630) 906-5484


                                  PRESS RELEASE

The Company reported today that a dividend notice filed on December 19, 2001, with the Nasdaq erroneously reported that the board had declared a fourth quarter dividend of $0.25 per share. The notice should have stated the fourth quarter dividend as $0.20 per share, which is consistent with the Company's past dividend history. The $0.20 per share dividend is payable on January 10, 2002, to stockholders of record as of December 28, 2001.


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Forward Looking Statements: This release may contain forward looking statements.
Forward looking statements are identifiable by the inclusion of such qualifications as expects, intends, believes, may, likely or other indications that the particular statements are not based upon facts but are rather based upon the company's beliefs as of the date of this release. Actual events and results may differ significantly from those described in such forward looking statements, due to changes in the economy, interest rates or other factors. For additional information about these factors, please review our filings with the Securities and Exchange Commission.